Exhibit 99.1

FOR IMMEDIATE RELEASE

GSE SYSTEMS ANNOUNCES CORPORATE RESTRUCTURING

Sykesville, MD – September 29, 2015 - GSE Systems, Inc. ("GSE" or "the Company") (NYSE MKT: GVP), a global energy industry performance improvement company, today announced that it has commenced a company-wide restructuring program associated with its previously announced global corporate review.

In August 2015, Kyle J. Loudermilk became President and Chief Executive Officer of the Company and Christopher D. Sorrells became Interim Chief Operating Officer of the Company.  Our new leadership team initiated a comprehensive review of the Company's overall operations and software product development programs with a goal of immediately improving profitability and implementing operational best practices to better serve GSE's blue chip customer base.  This restructuring, which is expected to be substantially completed by October 2015, primarily involves the cessation of one software development project, office closings and company-wide staff reductions resulting in a streamlined organization.

GSE expects the restructuring will generate approximately $1.0 million of pre-tax savings in the fourth quarter of 2015 with ongoing annual pre-tax savings of approximately $4.2 million in 2016.  Annual cash savings generated via the restructuring will approximate $4.9 million.  The Company expects to record total pre-tax charges of approximately $2.6 million in the third quarter ending September 30, 2015, comprised of a non-cash asset impairment charge of approximately $1.4 million related to the cessation of the above-referenced research and development project, and cash charges of approximately $1.2 million, primarily related to employee severance and benefits.

Mr. Loudermilk said, "These decisions are difficult, and our comprehensive review of the business allowed us to make them thoughtfully and quickly in order to better align our cost structure with our revenue profile.  Most importantly, we believe this greatly improves our efficiency as an organization and we expect no impact to our customers.  As a result, we will be well-positioned to improve GSE's profitability, preserve our cash, and focus our efforts towards delivering the solutions and services that provide the most value to our customers, do so efficiently, and in turn yield the highest long-term returns to our shareholders.  We view this as an essential first step that will allow us to define and execute our long-term growth objectives."

ABOUT GSE SYSTEMS, INC.
GSE Systems, Inc. provides performance improvement solutions to the energy and process industries.  We improve human performance though turnkey training, unique visualization and simulation applications, and our staff of instructors, as well as plant improvement through our engineering expertise and use of technology to improve plant design, commissioning and operations.  The Company has approximately 300 employees and over four decades of experience as well as more than 1,100 installations and hundreds of customers in over 50 countries spanning the globe.  GSE Systems is headquartered in Sykesville (Baltimore), Maryland, with offices in St. Marys, Georgia; Huntsville, Alabama; Chennai, India; Nyköping, Sweden; Stockton-on-Tees, UK; Glasgow, UK; and Beijing, China.  Information about GSE Systems is available at www.gses.com.

FORWARD LOOKING STATEMENTS
We make statements in this press release that are considered forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934. These statements reflect our current expectations concerning future events and results. We use words such as "expect," "intend," "believe," "may," "will," "should," "could," "anticipates," and similar expressions to identify forward-looking statements, but their absence does not mean a statement is not forward-looking. These statements are not guarantees of our future performance and are subject to risks, uncertainties, and other important factors that could cause our actual performance or achievements to be materially different from those we project. For a full discussion of these risks, uncertainties, and factors, we encourage you to read our documents on file with the Securities and Exchange Commission, including those set forth in our periodic reports under the sections entitled Cautionary Statement Regarding Forward-Looking Statements, Management's Discussion and Analysis of Financial Condition and Results of Operations, and Risk Factors. We do not intend to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise.

Company Contact	The Equity Group Inc.
Kyle J. Loudermilk	Devin Sullivan
Chief Executive Officer	Senior Vice President
GSE Systems, Inc.	(212) 836-9608
(410) 970-7950	dsullivan@equityny.com

Kalle Ahl, CFA
Senior Associate
(212) 836-9614
kahl@equityny.com